13G

CUSIP NUMBER 64051T100	Page 23 of 24 Pages

Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 12, 2014

Draper Fisher Jurvetson Fund VII, L.P.
By: Draper Fisher Jurvetson Fund VII Partners, L.P. (General Partner)
By: DFJ Fund VII, Ltd., its general partner

By:	/s/ John H.N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

Draper Fisher Jurvetson Fund VII Partners, L.P.
By: DFJ Fund VII, Ltd., its general partner

By:	/s/ John H.N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

DFJ Fund VII, Ltd.

By:	/s/ John H.N. Fisher
Name:	John H. N. Fisher
Title:	Managing Director

Draper Fisher Jurvetson Partners VII, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

13G

CUSIP NUMBER 64051T100	Page 24 of 24 Pages

Draper Associates, L.P.
By: Draper Associates, Inc. (General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

Draper Associates, Inc.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

Draper Associates Riskmasters Fund II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Associates Riskmasters Fund, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John H.N. Fisher
John H. N. Fisher

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson